Exhibit 99.1

SPX Reports Third Quarter 2016 Results

Q3 GAAP EPS of $0.06; Adjusted EPS* of $0.14
Transformer Strength Offset by Headwinds in Power Generation and HVAC Heating
Narrowing Full-Year Adjusted EPS* Range to $1.00-$1.20

CHARLOTTE, N.C., November 3, 2016 /Globe Newswire/ -- SPX Corporation (NYSE:SPXC) today reported results for the quarter ended October 1, 2016.

To provide clarity to its operating results, the company reports “Core” and “Base Power” results, which exclude the effect of the South African projects, and separately reports on the progress and results associated with the South African projects. Additionally, as they are either non-recurring or non-cash in nature, an adjustment to the gain on the sale of the company’s Dry Cooling business, and non-service pension items have been adjusted out of operating income and earnings per share. A loss on early extinguishment of debt has also been excluded in calculating adjusted earnings per share.

Gene Lowe, President and CEO, remarked, “Overall, I’m proud of our company’s execution for the quarter in the face of headwinds in certain end markets. Our strategic platforms continued to perform well and the operational initiatives we have been implementing across our company have helped to drive structural improvements in the margin profile of our businesses. While HVAC heating orders were softer than anticipated, our net profit for the third quarter was roughly in-line with our internal forecast.”

Third Quarter 2016 Overview:

For the third quarter of 2016 the company reported revenue of $385.2 million and operating income of $7.1 million, compared with $374.1 million and a $113.6 million operating loss, respectively, in the third quarter of 2015. Net earnings per share from continuing operations were $0.06.

SPX Core revenue* was $359.8 million and adjusted operating income* was $10.0 million, compared with $410.5 million and $14.2 million, respectively, in the third quarter of 2015. Adjusted earnings per share* for the third quarter of 2016 were $0.14.

Third Quarter Financial Comparisons:
GAAP Results†:

($ millions)	Q3 2016	Q3 2015	2016 YTD	2015 YTD
Revenue	$385.2	$374.1	$1,187.4	$1,209.8
Segment Income (Loss)	21.2	(64.7)	70.0	(29.5)
Operating Income (Loss)	7.1	(113.6)	37.1	(166.9)
Adjusted Results†:

($ millions)	Q3 2016	Q3 2015	2016 YTD	2015 YTD
Core Revenue*	$359.8	$410.5	$1,121.9	$1,205.8
Core Segment Income*	24.7	33.5	79.8	85.4
Adjusted Operating Income*	10.0	14.2	37.6	30.5
†The results of SPX FLOW, Inc. are recorded in discontinued operations for 2015.
*Non-GAAP number. See attached schedules for reconciliation to most comparable GAAP number.
HVAC

Revenue for Q3 2016 was $116.9 million, compared with $142.7 million in Q3 2015, a decrease of 18.1%. Excluding the effect of currency fluctuations, organic revenue* decreased 16.8%, due primarily to lower heating sales and the absence of a high value cooling project completed in the prior-year period.

Segment income was $15.6 million, or 13.3% of revenue, in Q3 2016, compared with $23.5 million, or 16.5% of revenue, in Q3 2015. The decrease in Segment income margins of approximately 320 basis points was driven by the high value cooling project in the prior-year period and the operating leverage effect of lower revenues, partially offset by operational efficiencies within the heating and cooling product lines. Segment income margins declined only 70 basis points excluding the effect of the Q3 2015 high value project.

Detection & Measurement

Revenue for Q3 2016 was $52.3 million, compared with $55.9 million in Q3 2015, a decrease of 6.4%. Excluding the effect of currency fluctuations, organic revenue* decreased 3.5% primarily reflecting a decrease in sales of communication technologies products, partially offset by an increase in sales of bus fare collection systems and specialty lighting products.

Segment income was $7.8 million in Q3 2016, compared with $8.3 million in Q3 2015. Segment income margins of 14.9% were similar to the prior year period.

Power

Revenue for Q3 2016 was $216.0 million, compared with $175.5 million in Q3 2015, an increase of 23.1%. The increase was driven primarily by the fact that Q3 2015 includes the impact of a revision to expected revenues and profits of the large South African projects. The effect of the revenue revision was partially offset by the sale of our Dry Cooling business in Q1 2016 as well as the impact of a stronger U.S. dollar during Q3 2016.

Segment loss was $2.2 million, or (1.0%) of revenue, in Q3 2016, compared with a segment loss of $96.5 million, or (55.0%) of revenue, in Q3 2015. Losses for the segment in the year-ago period include a $95.0 million effect from the aforementioned revision to expected revenues and profits of the large South African projects.

Base Power

Base Power, which excluded the results of the South African projects, recorded revenue* for Q3 2016 of $190.6 million, compared with $211.9 million in Q3 2015, a decrease of 10.1%. Excluding the effect of currency fluctuations and the disposition of the Dry Cooling business, organic revenue* was similar to the prior-year period, with increased sales of Transformer products offset by declines in Power Generation sales.

Base Power income* was $1.3 million, or 0.7% of revenue, in Q3 2016, compared with $1.7 million, or 0.8% of revenue, in Q3 2015, with losses in our Power Generation businesses offsetting stronger profit performance in our Transformer business.

South African Projects

Revenue attributable to the large South African projects for Q3 2016 was $25.4 million, compared with $(36.4) million in Q3 2015. Losses for these projects recorded in our Power segment in Q3 2016 were $3.5 million, compared with a loss of $98.2 million in Q3 2015.

Financial Update:

As of October 1, 2016, SPX had total outstanding debt of $364.0 million and total cash and equivalents of $83.4 million. During the third quarter of 2016, free cash flow used in continuing operations* totaled $10.1 million and included cash used for the South African projects of $9.8 million. Net leverage as calculated under the company’s bank credit agreement was 2.6x.

Adjusting 2016 Guidance:

SPX is adjusting its 2016 guidance for Core revenue* to a range of $1.5 billion to $1.6 billion from the previous range of $1.5 billion to $1.7 billion. We expect Core segment income margin* to be towards the lower end of the previously provided range of 9% to 10%. We also expect adjusted operating income* to be towards the lower end of the previously provided range of $80 to $100 million. SPX is narrowing its adjusted earnings per share* range to $1.00 to $1.20 from $0.95 to $1.25.

Segment performance on a year-over-year basis is expected to be as follows:

	Revenue Growth	Segment Income Margin %
HVAC	Flattish organic revenue with variability based on winter heating demand	Approaching 16%
Detection & Measurement	Organic growth rate at lower end of long term target of 2-6%; variability driven by project-related revenue	20-21%
Base Power	Modest increase in Transformer business more than offset by decline in Power Generation, including the effect of the sale of Dry Cooling	At least 200 bps improvement in Transformer business margin; Continued challenges in Power Generation operating environment
Note: Changes in guidance highlighted in bold

Mr. Lowe commented further, “We are pleased with the operational efficiencies and solid margin performance we have been driving throughout the company. Our year-to-date net profit result is within the expectations we laid out early in the year, with improvement in our strategic platforms offset by challenging conditions in power generation markets. While winter demand for heating products and the timing of certain project-related revenues will influence our full-year segment results, the strong performance of our Transformer business, traction related to cost-reductions in Power Generation and a lower expected tax rate leave us confident in our full-year midpoint adjusted EPS guidance of $1.10, as well as our leverage and liquidity targets for 2016.”

Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended October 1, 2016 with the Securities and Exchange Commission on or before November 10, 2016. This press release should be read in conjunction with that filing, which will be available on the company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (EDT) today to discuss third quarter results and 2016 financial guidance. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Conference call
Dial in: 877-341-7727
From outside the United States: +1 262-558-6098
Participant code: 98490756

A replay of the call will be available by telephone through Thursday, November 10th.

To listen to a replay of the call
Dial in: 855-859-2056
From outside the United States: +1 404-537-3406
Participant code: 98490756

Upcoming Investor Events: SPX plans to meet with investors in November during roadshows and will participate in the Credit Suisse Annual Industrials Conference in Palm Beach, Florida on December 1st.

About SPX Corporation:  Based in Charlotte, North Carolina, SPX Corporation is a leading supplier of highly engineered HVAC products, detection and measurement technologies and power equipment. With operations in about 20 countries, SPX Corporation had approximately $1.7 billion in annual revenue in 2015 and approximately 6,000 employees worldwide. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

*Non-GAAP number. See attached schedules for reconciliation to most comparable GAAP number.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company's documents filed with the Securities and Exchange Commission, including the company's annual reports on Form 10-K, and any amendments thereto, and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “believe”, "expect," "anticipate," "project" and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company's existing operations and complement of businesses, which are subject to change.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.
SOURCE SPX Corporation.
Investor Contact:
Paul Clegg, Vice President, Finance and Investor Relations
Phone: 980-474-3806
E-mail: spx.investor@spx.com

Media and Customer Contact:
Vivek Dhir, Vice President, Global Marketing and Business Development
Phone: 980-474-3703
E-mail: vivek.dhir@spx.com

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Nine months ended
	October 1, 2016	September 26, 2015	October 1, 2016	September 26, 2015
Revenues	$385.2	$374.1	$1,187.4	$1,209.8
Costs and expenses:
Cost of products sold	301.2	371.2	918.8	1,036.4
Selling, general and administrative	76.3	106.8	239.5	322.4
Intangible amortization	0.8	1.3	2.6	3.9
Special charges, net	1.5	8.4	3.8	14.0
Impairment of intangible assets	—	—	4.0	—
Gain on sale of dry cooling business	1.7	—	18.4	—
Operating income (loss)	7.1	(113.6)	37.1	(166.9)

Other income (expense), net	0.3	(4.6)	0.6	(7.5)
Interest expense	(3.8)	(6.3)	(11.1)	(18.5)
Interest income	—	0.4	0.4	1.3
Loss on early extinguishment of debt	(1.3)	(1.4)	(1.3)	(1.4)
Equity earnings in joint ventures	0.3	0.3	1.1	0.8
Income (loss) from continuing operations before income taxes	2.6	(125.2)	26.8	(192.2)
Income tax (provision) benefit	—	(5.5)	(6.1)	8.6
Income (loss) from continuing operations	2.6	(130.7)	20.7	(183.6)

Income from discontinued operations, net of tax	—	0.7	—	80.8
Loss on disposition of discontinued operations, net of tax	(0.7)	(0.6)	(2.2)	(1.5)
Income (loss) from discontinued operations, net of tax	(0.7)	0.1	(2.2)	79.3

Net income (loss)	1.9	(130.6)	18.5	(104.3)
Less: Net loss attributable to redeemable noncontrolling interests	—	(25.6)	(0.4)	(31.1)
Net income (loss) attributable to SPX Corporation common shareholders	$1.9	$(105.0)	$18.9	$(73.2)
Adjustment related to redeemable noncontrolling interest	—	—	(18.1)	—
Net income (loss) attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$1.9	$(105.0)	$0.8	$(73.2)

Amounts attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest:
Income (loss) from continuing operations, net of tax	$2.6	$(105.1)	$3.0	$(153.4)
Income (loss) from discontinued operations, net of tax	(0.7)	0.1	(2.2)	80.2
Net income (loss)	$1.9	$(105.0)	$0.8	$(73.2)

Basic income (loss) per share of common stock:
Income (loss) from continuing operations attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$0.06	$(2.58)	$0.07	$(3.78)
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	(0.02)	—	(0.05)	1.98
Net income (loss) per share attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$0.04	$(2.58)	$0.02	$(1.80)

Weighted-average number of common shares outstanding — basic	41.721	40.663	41.537	40.590

Diluted income (loss) per share of common stock:
Income (loss) from continuing operations attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$0.06	$(2.58)	$0.07	$(3.78)
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	(0.02)	—	(0.05)	1.98
Net income (loss) per share attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$0.04	$(2.58)	$0.02	$(1.80)

Weighted-average number of common shares outstanding — diluted	42.475	40.663	41.884	40.590

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	October 1,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and equivalents	$83.4	$101.4
Accounts receivable, net	318.0	367.0
Inventories, net	176.7	170.7
Other current assets	50.7	36.1
Assets held for sale	—	107.1
Total current assets	628.8	782.3
Property, plant and equipment:
Land	16.4	16.3
Buildings and leasehold improvements	125.2	120.4
Machinery and equipment	359.8	357.2
	501.4	493.9
Accumulated depreciation	(291.3)	(274.4)
Property, plant and equipment, net	210.1	219.5
Goodwill	343.7	342.8
Intangibles, net	145.1	154.2
Other assets	45.9	629.6
Deferred income taxes	615.9	50.9
TOTAL ASSETS	$1,989.5	$2,179.3

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$143.3	$176.9
Accrued expenses	356.4	403.7
Income taxes payable	2.0	1.7
Short-term debt	14.9	22.1
Current maturities of long-term debt	17.9	9.1
Liabilities held for sale	—	41.3
Total current liabilities	534.5	654.8

Long-term debt	331.2	340.6
Deferred and other income taxes	46.4	55.2
Other long-term liabilities	804.0	820.4
Total long-term liabilities	1,181.6	1,216.2

Equity:
SPX Corporation shareholders’ equity:
Common stock	1.0	1.0
Paid-in capital	2,588.0	2,649.6
Retained earnings	916.7	897.8
Accumulated other comprehensive income	235.4	283.3
Common stock in treasury	(3,467.7)	(3,486.3)
Total SPX Corporation shareholders’ equity	273.4	345.4
Noncontrolling interests	—	(37.1)
Total equity	273.4	308.3
TOTAL LIABILITIES AND EQUITY	$1,989.5	$2,179.3

SPX CORPORATION AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended				Nine months ended
	October 1, 2016	September 26, 2015	Δ	%/bps	October 1, 2016	September 26, 2015	Δ	%/bps
HVAC reportable segment

Revenues	$116.9	$142.7	$(25.8)	(18.1)%	$350.4	$368.7	$(18.3)	(5.0)%
Gross profit	37.6	45.6	(8.0)		118.1	112.7	5.4
Selling, general and administrative expense	21.9	22.0	(0.1)		69.2	63.0	6.2
Intangible amortization expense	0.1	0.1	—		0.3	0.3	—
Income	$15.6	$23.5	$(7.9)	(33.6)%	$48.6	$49.4	$(0.8)	(1.6)%
as a percent of revenues	13.3%	16.5%		-320 bps	13.9%	13.4%		50 bps

Detection & Measurement reportable segment

Revenues	$52.3	$55.9	$(3.6)	(6.4)%	$167.8	$166.0	$1.8	1.1%
Gross profit	22.4	23.3	(0.9)		76.6	71.0	5.6
Selling, general and administrative expense	14.5	14.8	(0.3)		45.2	43.0	2.2
Intangible amortization expense	0.1	0.2	(0.1)		0.5	0.6	(0.1)
Income	$7.8	$8.3	$(0.5)	(6.0)%	$30.9	$27.4	$3.5	12.8%
as a percent of revenues	14.9%	14.8%		10 bps	18.4%	16.5%		190 bps

Power reportable segment

Revenues	$216.0	$175.5	$40.5	23.1%	$669.2	$675.1	$(5.9)	(0.9)%
Gross profit (loss)	24.0	(65.5)	89.5		73.7	(10.3)	84.0
Selling, general and administrative expense	25.6	30.0	(4.4)		81.4	93.0	(11.6)
Intangible amortization expense	0.6	1.0	(0.4)		1.8	3.0	(1.2)
Loss	$(2.2)	$(96.5)	$94.3	97.7%	$(9.5)	$(106.3)	$96.8	91.1%
as a percent of revenues	(1.0)%	(55.0)%		5400 bps	(1.4)%	(15.7)%		1430 bps

Consolidated Revenues	$385.2	$374.1	$11.1	3.0%	$1,187.4	$1,209.8	$(22.4)	(1.9)%
Consolidated Segment Income (Loss)	21.2	(64.7)	85.9	132.8%	70.0	(29.5)	99.5	337.3%
as a percent of revenues	5.5%	(17.3)%		2280 bps	5.9%	(2.4)%		830 bps

Total income (loss) for reportable segments	$21.2	$(64.7)	$85.9		$70.0	$(29.5)	$99.5
Corporate expense	9.2	27.6	(18.4)		28.3	84.5	(56.2)
Pension and postretirement expense	0.9	7.4	(6.5)		4.7	8.4	(3.7)
Long-term incentive compensation expense	4.2	5.5	(1.3)		10.5	30.5	(20.0)
Impairment of intangible assets	—	—	—		4.0	—	4.0
Special charges, net	1.5	8.4	(6.9)		3.8	14.0	(10.2)
Gain on sale of dry cooling business	1.7	—	1.7		18.4	—	18.4
Consolidated operating income (loss)	$7.1	$(113.6)	$120.7	106.3%	$37.1	$(166.9)	$204.0	122.2%
as a percent of revenues	1.8%	(30.4)%		3220 bps	3.1%	(13.8)%		1690 bps

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Nine months ended
	October 1, 2016	September 26, 2015	October 1, 2016	September 26, 2015
Cash flows used in operating activities:
Net income (loss)	$1.9	$(130.6)	$18.5	$(104.3)
Less: Income (loss) from discontinued operations, net of tax	(0.7)	0.1	(2.2)	79.3
Income (loss) from continuing operations	2.6	(130.7)	20.7	(183.6)
Adjustments to reconcile income (loss) from continuing operations to net cash used in operating activities:
Special charges, net	1.5	8.4	3.8	14.0
Gain on asset sales	—	—	—	(1.2)
Gain on sale of dry cooling business	(1.7)	—	(18.4)	—
Impairment of intangible assets	—	—	4.0	—
Loss on early extinguishment of debt	1.3	1.4	1.3	1.4
Deferred and other income taxes	5.1	(7.4)	6.8	(1.8)
Depreciation and amortization	7.5	10.2	21.7	31.2
Pension and other employee benefits	3.3	11.6	12.0	22.9
Long-term incentive compensation	4.2	5.5	10.5	30.5
Other, net	(1.2)	(2.4)	0.2	—
Changes in operating assets and liabilities, net of effects from divestiture:
Accounts receivable and other assets	19.3	36.0	45.9	(55.3)
Inventories	5.5	(13.4)	(11.9)	(47.4)
Accounts payable, accrued expenses and other	(51.6)	57.3	(133.9)	27.0
Cash spending on restructuring actions	(1.8)	(2.2)	(6.7)	(6.0)
Net cash used in continuing operations	(6.0)	(25.7)	(44.0)	(168.3)
Net cash from (used in) discontinued operations	(0.2)	11.3	(1.6)	54.3
Net cash used in operating activities	(6.2)	(14.4)	(45.6)	(114.0)

Cash flows from (used in) investing activities:
Net proceeds from sale of dry cooling business	1.7	—	47.6	—
Proceeds from asset sales	—	—	0.1	2.0
Increase in restricted cash	—	—	(1.7)	—
Capital expenditures	(4.1)	(6.0)	(8.4)	(12.8)
Net cash from (used in) continuing operations	(2.4)	(6.0)	37.6	(10.8)
Net cash used in discontinued operations	—	(17.2)	—	(38.3)
Net cash from (used in) investing activities	(2.4)	(23.2)	37.6	(49.1)

Cash flows used in financing activities:
Borrowings under senior credit facilities	—	910.0	56.2	1,235.0
Repayments under senior credit facilities	(4.4)	(913.8)	(60.6)	(1,138.0)
Borrowings under trade receivables financing arrangement	15.2	59.0	44.0	154.0
Repayments under trade receivables financing arrangement	(15.2)	(34.0)	(44.0)	(122.0)
Net borrowings (repayments) under other financing arrangements	(6.5)	6.5	(7.1)	4.5
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	—	(0.6)	(1.6)	(5.9)
Financing fees paid	—	(12.2)	—	(12.2)
Dividends paid	—	—	—	(30.6)
Cash divested in connection with spin-off of FLOW Business	—	(207.1)	—	(207.1)
Net cash used in continuing operations	(10.9)	(192.2)	(13.1)	(122.3)
Net cash used in discontinued operations	—	(1.6)	—	(1.9)
Net cash used in financing activities	(10.9)	(193.8)	(13.1)	(124.2)
Change in cash and equivalents due to changes in foreign currency exchange rates	0.9	(15.0)	3.1	(57.8)
Net change in cash and equivalents	(18.6)	(246.4)	(18.0)	(345.1)
Consolidated cash and equivalents, beginning of period	102.0	328.9	101.4	427.6
Consolidated cash and equivalents, end of period	$83.4	$82.5	$83.4	$82.5

SPX CORPORATION AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

Nine months ended
October 1, 2016
Beginning cash and equivalents	$101.4

Cash used in continuing operations	(44.0)
Net proceeds from sale of dry cooling business and other	47.7
Increase in restricted cash	(1.7)
Capital expenditures	(8.4)
Borrowings under senior credit facilities	56.2
Repayments under senior credit facilities	(60.6)
Net borrowings under other financing arrangements	(7.1)
Minimum withholdings paid on behalf of employees for net share settlements and other	(1.6)
Cash used in discontinued operations	(1.6)
Change in cash due to changes in foreign currency exchange rates	3.1
Ending cash and equivalents	$83.4

	Debt at				Debt at
	December 31, 2015	Borrowings	Repayments	Other	October 1, 2016
Domestic revolving loan facility	$—	$56.2	$(56.2)	$—	$—
Term loan	350.0	—	(4.4)	—	345.6
Trade receivables financing arrangement	—	44.0	(44.0)	—	—
Other indebtedness	23.8	19.5	(26.6)	3.4	20.1
Less: Deferred financing costs associated with the Term loan	(2.0)	—	—	0.3	(1.7)
Totals	$371.8	$119.7	$(131.2)	$3.7	$364.0

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC AND DETECTION & MEASUREMENT SEGMENTS
(Unaudited)

	Three months ended October 1, 2016
	HVAC	Detection & Measurement
Net Revenue Decline	(18.1)%	(6.4)%

Exclude: Foreign Currency	(1.3)%	(2.9)%

Organic Revenue Decline	(16.8)%	(3.5)%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - BASE POWER ORGANIC REVENUE
(Unaudited)

Three months ended October 1, 2016
Net Revenue Growth Power Segment	23.1%

Adjustment to Exclude South African projects	33.2%

Base Power Revenue Decline	(10.1)%

Exclude: Foreign Currency	(0.6)%

Exclude: Effects of Disposition of Dry Cooling Business	(9.5)%

Base Power Organic Revenue Increase	—%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - REVENUE AND SEGMENT INCOME
(Unaudited; in millions)

CONSOLIDATED SPX:	Three months ended		Nine months ended
	October 1, 2016	September 26, 2015	October 1, 2016	September 26, 2015
Consolidated revenue	$385.2	$374.1	$1,187.4	$1,209.8

Exclude: South African projects	25.4	(36.4)	65.5	4.0

Core revenue	$359.8	$410.5	$1,121.9	$1,205.8

Total segment income (loss)	$21.2	$(64.7)	$70.0	$(29.5)

Exclude: South African projects	(3.5)	(98.2)	(9.8)	(114.9)

Core segment income	$24.7	$33.5	$79.8	$85.4
as a percent of Core revenues (1)	6.9%	8.2%	7.1%	7.1%

POWER SEGMENT:	Three months ended
	October 1, 2016	September 26, 2015
Power revenue	$216.0	$175.5

Exclude: South African projects	25.4	(36.4)

Base Power revenue	$190.6	$211.9

Power Segment loss	$(2.2)	$(96.5)

Exclude: South African projects	(3.5)	(98.2)

Base Power income	$1.3	$1.7
as a percent of Base Power revenues (1)	0.7%	0.8%

(1) See "Results of Reportable Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - OPERATING INCOME
(Unaudited; in millions)

	Three months ended		Nine months ended
	October 1, 2016	September 26, 2015	October 1, 2016	September 26, 2015
Operating income (loss)	$7.1	$(113.6)	$37.1	$(166.9)

Adjustments:
South African projects	3.5	98.2	9.8	114.9

Non-service pension and postretirement items	1.1	6.4	5.1	4.0

Certain corporate expenses (1)	—	20.9	—	76.2

Spin-related costs (2)	—	2.3	—	2.3

Gain on sale of Dry Cooling	(1.7)	—	(18.4)	—

Non-cash impairment of intangible assets	—	—	4.0	—

Adjusted operating income	$10.0	$14.2	$37.6	$30.5
as a percent of Core revenues (3)	2.8%	3.5%	3.4%	2.5%
______________________________
(1) Represents an estimate of the corporate costs related to the support provided to SPX Flow. These costs were eliminated in connection with the spin-off.

(2) Represents non-recurring charges incurred in connection with the spin-off.

(3) See "Results of Reportable Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended October 1, 2016
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$21.2	$3.5	$24.7
Corporate expense	(9.2)	—	(9.2)
Pension and postretirement income (expense)	(0.9)	1.1	0.2
Long-term incentive compensation expense	(4.2)	—	(4.2)
Special charges, net	(1.5)	—	(1.5)
Gain on sale of dry cooling business	1.7	(1.7)	—
Operating income	7.1	2.9	10.0

Other income, net (1)	0.3	0.5	0.8
Interest expense, net	(3.8)	—	(3.8)
Loss on early extinguishment of debt	(1.3)	1.3	—
Equity earnings in joint ventures	0.3	—	0.3
Income from continuing operations before income taxes	2.6	4.7	7.3
Income tax provision	—	(1.5)	(1.5)
Income from continuing operations	2.6	3.2	5.8

Dilutive shares outstanding	42.475		42.475

Earnings per share from continuing operations	$0.06		$0.14

(1) Adjustment represents removal of foreign currency losses associated with the South African projects.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - FREE CASH FLOW
(Unaudited; in millions)

Three months ended
October 1, 2016
Net cash used in continuing operations	$(6.0)

Capital expenditures - continuing operations	(4.1)

Free cash flow used in continuing operations	$(10.1)